Active Subsidiaries of Registrant
Name	State of Organization

Zieman Manufacturing Company	California
Lippert Components, Inc.	Delaware
Lippert Components International Sales, Inc.	Delaware
Lippert Components Manufacturing, Inc.	Delaware
LCI Transit Corp.	Delaware
Taylor Made Group, LLC	Delaware
Taylor Made Credit, LLC	Delaware
LCI Idaho Realty, LLC	Idaho
LCI Idaho Realty II, LLC	Idaho
LCI Service Corp.	Indiana
KM Realty, LLC	Indiana
KM Realty II, LLC	Indiana
LCM Realty, LLC	Indiana
LCM Realty II, LLC	Indiana
LCM Realty III, LLC	Indiana
LCM Realty IV, LLC	Indiana
LCM Realty VI, LLC	Indiana
LCM Realty VII, LLC	Indiana
LCM Realty VIII, LLC	Indiana
LCM Realty IX, LLC	Indiana
LCM Realty X, LLC	Indiana
LCM Realty XI, LLC	Indiana
LCM Realty XII, LLC	Indiana
Taylor Made Glass & Systems Limited	Ireland
Ke-Star S.r.l.	Italy
LCI Italy S.r.l.	Italy
Metallarte S.r.l.	Italy
Project 2000 S.r.l.	Italy
RV Doors S.r.l.	Italy
Sessa Klein S.p.A.	Italy
ST.LA. S.r.l.	Italy
Innovative Design Solutions, Inc.	Michigan
LCM Realty V, LLC	Michigan
LCI Industries C.V.	Netherlands
LCI Industries B.V.	Netherlands
LCI Canada Group, Inc.	Quebec, Canada
Kinro Texas, Inc.	Texas
LCI Industries UK, Ltd.	United Kingdom
Taylor Made Holdings UK Limited	United Kingdom
Trend Marine Products Limited	United Kingdom